Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

by and among

DFW INTERNET SERVICES, INC.,

DFW INTERNET ACQUISITION CORP.

INTERNET EXPRESS, INC.

J. GLENN HUGHES

and

LORETTA HUGHES

Dated as of March 1, 2004

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TABLE OF CONTENTS
(continued)

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AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, dated as of March 1, 2004 (this “Agreement”), is made by and among DFW Internet Services, Inc., a Texas corporation (“Buyer”), DFW Internet Acquisition Corp., a Delaware corporation, a direct and wholly owned subsidiary of Buyer (“Buyer Sub”), Internet Express, Inc., a Texas corporation (the “Company”), J. Glenn Hughes (“Glenn Hughes”) and Loretta Hughes (“Loretta Hughes”) (Glenn Hughes and Loretta Hughes being collectively referred to as the “Stockholders”), both being residents of the State of Texas and together constituting the sole stockholders of the Company.

          WHEREAS, the Board of Directors of Buyer, Buyer Sub and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Buyer Sub will, subject to the terms and conditions set forth herein, merge with and into the Company, with the Company being the surviving entity (the “Merger”); and

          WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
The Merger

          Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the General Corporation Law of the State of Delaware (the “Delaware Law”) and the Texas Business Corporation Act (the "Texas Law”), upon the execution of this Agreement and concurrent with the filing of the Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and the Articles of Merger (the "Articles of Merger”) with the Secretary of State of the State of Texas (in accordance with the relevant provision of Delaware Law and Texas Law, respectively), the Buyer Sub shall merge with and into the Company. The separate corporate existence of the Buyer Sub will cease upon the filing of the Articles of Merger (the “Effective Time”), and the Company will continue as the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”) in the Merger. The Company, as the surviving corporation after the Merger, will be governed by the laws of the State of Texas.

     For purposes of this Agreement, the date of the filing of the Articles of Merger, and the execution of this Agreement shall be known as the “Closing Date” and the actions taken on such date and at such time, the “Closing.”

          Section 1.2 Effect of the Merger; Closing. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of Texas Law and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Buyer Sub will become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.3 Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in substantially the form attached hereto as Exhibit A, and upon the filing of the Articles of Merger and the Amended and Restated Articles of Incorporation, shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation.

          Section 1.4 Bylaws. At the Effective Time, the bylaws of Buyer Sub, as in effect immediately prior to the Effective Time, shall be amended and restated in substantially the form attached hereto as Exhibit B, and such Amended and Restated Bylaws shall be the Bylaws of the Surviving Corporation.

          Section 1.5 Board of Directors and Officers. The directors and corporate officers of Buyer Sub immediately prior to the Effective Time, shall be the directors and corporate officers of the Surviving Corporation.

          Section 1.6 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company:

          (a) Each share of Buyer Sub’s common stock, $0.01 par value per share (“Buyer Sub Common Stock”) issued and outstanding immediately before the Effective Time will be converted into and become one fully paid and nonassessable share of common stock $1.00 par value of the Surviving Corporation.

          (b) All shares of Company Common Stock that are held by the Company as treasury stock (the “Company Treasury Shares”) shall cease to exist and no cash, Buyer common stock, no par value (“Buyer Common Stock”) or other consideration shall be delivered in exchange therefor.

          (c) The Buyer shall pay to the Shareholders in cash the aggregate sum of $350,000 (the “Cash Consideration”) as follows: (i) $306,250 paid to Glenn Hughes and (ii) $43,750 paid to Loretta Hughes, $10,000 of such Cash Consideration being received by the Shareholders directly from counsel to the Company through the release of certain escrowed funds.

          (d) The Buyer shall issue to the Shareholders promissory notes in the original aggregate principal amount of $300,000 (collectively, the “Acquisition Notes”). The Acquisition Notes shall be in the original principal amount of $236,250 and $26,250 payable to Glenn Hughes and $33,750 and $3,750 payable to Loretta Hughes, respectively, and in the form attached hereto as Exhibit C (the “Note Consideration” together with the Cash Consideration, the “Merger Consideration”).

          Section 1.7 Surrender of Shares; Stock Transfer Books.

          (a) At the Closing, the Shareholders will surrender Shareholders’ Certificate(s) to Buyer. Until so surrendered, such Certificates will represent solely the right to receive the Merger Consideration relating thereto.

          (b) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any Shares or Options thereafter on the records of the Company. If, at or after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they will be canceled and exchanged for Merger Consideration as provided in Section 1.6.

          (c) In the event any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined below) claiming such Certificate to be lost, stolen or destroyed, Buyer will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof as determined in accordance with Section 1.6 if the Person to whom the Merger Consideration is paid will, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may reasonably direct or otherwise indemnify the Surviving Corporation in a manner reasonably satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

          For purposes of this Agreement, the term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

ARTICLE II
Representations and Warranties of Company and Shareholders

     Except as set forth in the Company Disclosure Letter attached to this Agreement (the “Company Disclosure Letter”), the Company and the Shareholders, jointly and severally, represent and warrant to the Buyer as follows:

          Section 2.1 Organization, Qualification and Corporation Power. The Company (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as is now being conducted and proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on the Company, and (b) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has furnished to Buyer true, correct and complete copies of its Articles of Incorporation and bylaws.

     For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance or effect whether or not such change, event, circumstance or effect is caused by or arises in connection with a breach of a representation, warranty, covenant or agreement of such entity in this Agreement that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations, employees or prospects of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, circumstance or effect is caused by results from (i) changes in general economic conditions, (ii) changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a substantially disproportionate manner) or (iii) changes in the trading prices for such entity’s capital stock.

     For purposes of this agreement, the term “Laws” shall mean all applicable foreign, federal, state or local law, statute, code, ordinance, regulation, rule, principle of common law or other legally enforceable obligation imposed by a court or other Governmental Entity (as defined in Section 2.5 below) in the applicable jurisdiction.

          Section 2.2 Capitalization; Subsidiaries.

          (a) The authorized capital stock of the Company consists of 10,000 shares of common stock, $1.00 par value, of which 8,000 shares are issued and outstanding (the “Company Stock”) as follows: (i) 7,000 shares issued to Glenn Hughes; and (ii) 1,000 shares issued to Loretta Hughes. Other than common stock, there are no other classes, series or types of stock for the Company. The Shareholders hold good and marketable title to such Company Stock, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (other than normal restrictions on transfer under applicable federal and state securities laws). All issued and outstanding shares of Company Stock have been duly authorized and were validly issued, are fully paid and nonassessable, are not subject to any right of rescission, are not subject to preemptive rights by statute, the Articles of Incorporation or Bylaws of the Company, or any agreement or document to which the Company is a party or by which it is bound and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. The Company is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. There is no liability for dividends accrued but unpaid with respect to the Company’s outstanding securities.

          (b) There are no existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

          (c) The Company does not have any direct or indirect Subsidiaries or any interest, direct or indirect, in any corporation, partnership, joint venture or other business entity.

     For purposes of this Agreement, the term “Subsidiary” of a Person means any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          Section 2.3 Ownership of Shares.

          (a) The Shareholders are the record and beneficial owner of, and have good and valid title to, all of the Company Stock, which Company Stock (i) is free and clear of all liens, mortgages, encumbrances, pledges, claims, options, charges, easements, restrictions, covenants, conditions of record, encroachments, security interests and claims of every kind and character (each, a “Lien”) and (ii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

          (b) There are no outstanding existing (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character to which such Shareholders are a party obligating the Shareholders to issue, transfer or sell any Company Stock or other equity interest in the Company or securities convertible into or exchangeable for such shares or equity interests or (ii) voting trusts, stockholders’ agreements or similar agreements to which such Shareholders are a party with respect to the voting of the Company Stock owned by such Shareholders.

          Section 2.4 Authority Relative to this Agreement. The Company has the necessary corporate power and authority to enter into this Agreement and, subject to the filing of the Articles of Merger and Certificate of Merger, to carry out its obligations hereunder. The Shareholders have the necessary competency, power and authority to enter into this Agreement and carry out the obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Shareholders and, subject to the filing of the Articles of Merger and Certificate of Merger, no other corporate proceeding is necessary for the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Shareholders and, assuming the due authorization, execution and delivery of this Agreement by Buyer and Buyer Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (b) the general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

          Section 2.5 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by the Company and the Shareholders does not, and the consummation by the Company and the Shareholders of the transactions contemplated hereby will not, (i) conflict with or violate any Law, court order, judgment or decree applicable to the Company, its Subsidiaries or the Shareholders or by which any of their property is bound, (ii) violate or conflict with the Articles of Incorporation or Bylaws (or comparable organizational documents) of the Company or its Subsidiaries, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or its Subsidiaries pursuant to, any contract, instrument, Permit or license to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have or result in a Material Adverse Effect on the Company.

          (b) Except for the filing of the Articles of Merger and Certificate of Merger and applicable requirements, if any, under “takeover” or “blue sky” Laws of various states, neither the Company nor any of its subsidiaries is required to submit any notice, report or other filing with any federal, state or local or foreign government, political subdivision thereof, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a “Governmental Entity”) in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would, individually or in the aggregate, have or result in a Material Adverse Effect on the Company. No waiver, consent, approval or authorization of any Governmental Entity or any third party is required to be obtained or made by the Company or its Subsidiaries in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make, individually or in the aggregate, would have or result in a Material Adverse Effect on the Company.

          Section 2.6 Financial Statements; Debt.

          (a) Attached as Section 2.6(a) of the Company Disclosure Letter are the Company’s unaudited balance sheet (the “Company Balance Sheet”) dated as of December 31, 2003 (the “Balance Sheet Date”), statement of cash flows and income statement for the year then ended (collectively, the “Company Financial Statements”). The Company Financial Statements (a) are in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the date therein indicated and the results of operation for the period therein specified and (c) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”).

          (b) The Company has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Company Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

          Section 2.7 Absence of Certain Changes. Since the date of the Company Balance Sheet, there has not been with respect to the Company or any Subsidiary:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

          (b) any material loss of customers. Set forth on Section 2.7(b) of the Company Disclosure Letter is a true, correct and complete list of all customers lost in the preceding twelve (12) months, including all revenue generated from the respective customer for the twelve (12) months preceding the date on which they were no longer customers;

          (c) no notice of impending cancellation, or a material price increase, from any Incumbent Local Exchange Carrier or other provider of data transmission services;

          (d) any contingent liability incurred thereby as guarantor or otherwise with respect to the obligations of others;

          (e) any mortgage, encumbrance or lien placed on any of the properties thereof;

          (f) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business;

          (g) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business;

          (h) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

          (i) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock thereof, any split, combination or recapitalization of the capital stock thereof or any direct or indirect redemption, purchase or other acquisition of the capital stock thereof;

          (j) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

          (k) any change with respect to the management, supervisory or other key personnel thereof;

          (l) any payment or discharge of a material lien or liability thereof which lien was not either shown on the Company Balance Sheet or incurred in the ordinary course of business thereafter; or

          (m) any obligation or liability incurred thereby to any of its officers, directors or stockholders or any loans or advances made thereby to any of its officers, directors or stockholders except normal compensation and expense allowances payable to officers.

          Section 2.8 Tax Matters.

          (a) The Company and its Subsidiaries have timely filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. All Tax liabilities of the Company and its Subsidiaries for all taxable periods or portions thereof ending on or prior to the Effective Time have been, or will be prior to the Effective Time, timely paid or are adequately reserved for in the Company Financial Statements, other than such Tax liabilities as are being contested in good faith by the Company or its Subsidiaries. There are no ongoing federal, state, local or foreign audits or examination of any Tax Return of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time, nor has any such waiver or extension been required with respect to a Tax assessment or deficiency. No claim has ever been made by an authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) The Company and its Subsidiaries have withheld or collected and paid or deposited in accordance with law all Taxes required to have been withheld or collected and paid or deposited by the Company or its Subsidiaries in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which the Company has Knowledge.

          (d) For purposes of this Agreement:

          (i) “Knowledge” or words of similar import means all information that is actually known, following reasonable investigation, and in the case of the Company, by the individuals set forth on Section 2.15 of the Company Disclosure Letter.

          (ii) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by a Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof, and any amounts of Taxes of a third Person that a Person or any Subsidiary of such Person is liable to pay by law or otherwise; and

          (iii) “Tax Returns” means all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including any schedules, attachments or amendments thereto.

          Section 2.9 Title to Properties. The Company has good and marketable title to all of its assets as shown on the Company Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances (other than for taxes not yet due and payable). All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Company or any its Subsidiaries is a party are fully effective and afford Company or its Subsidiaries peaceful and undisturbed possession of the subject matter of the lease. Neither Company nor any of its Subsidiaries is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on its business), or has received any notice of violation with which it has not complied.

          Section 2.10 Environmental Matters.

          (a) During the period that the Company has leased or owned its properties or owned or operated any facilities, there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) on, from or under such properties or facilities. The Company has no knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to the Company having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms “disposal,” “release,” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended (“CERCLA”). For the purposes of this Agreement “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous materials,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) any similar federal, state or local law; or (3) regulations promulgated under any of the above laws or statutes.

          (b) None of the properties or facilities of the Company is in violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that the Company has owned or leased its properties and facilities, to the Company’s knowledge, no third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

          (c) During the time that the Company has owned or leased its properties and facilities, there has been no litigation brought or threatened against the Company by, or any settlement reached by the Company with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

          Section 2.11 Intellectual Property.

          (a) The term “Intellectual Property” means any (i) patents, (ii) trademarks, service marks, trade names, brand names, trade dress, slogans, logos and internet domain names, (iii) inventions, discoveries, ideas, processes, formulae, designs, models, industrial designs, know-how, proprietary information, trade secrets, and confidential information (including customer lists, training materials and related matters, research and marketing and sales plans), whether or not patented or patentable, (iv) copyrights, writings and other copyrightable works and works in progress, databases and software, (v) all other intellectual property rights and foreign equivalent or counterpart rights and forms of protection of a similar or analogous nature or having similar effect in any jurisdiction throughout the world, (vi) all registrations and applications for registration of any of the foregoing, (vii) all common law trademarks and service marks used by the Company or its Subsidiaries and (viii) any renewals, extensions, continuations, divisionals, reexaminations or reissues or equivalent or counterpart of any of the foregoing in any jurisdiction throughout the world. The term “Company IP” means any Intellectual Property used or held for use by the Company or its Subsidiaries, in the conduct of their businesses as currently conducted and currently proposed to be conducted.

          (b) Section 2.11(b) of the Company Disclosure Letter sets forth a true, correct and complete list (including, the owner, title, registration or application number and country of registration or application, as applicable) of all of the following Company IP: (i) registered trademarks, (ii) applications for trademark registration, (iii) domain names, (iv) patents, (v) applications for patents, (vi) registered copyrights (vii) applications for copyright registration and (viii) licenses of all Intellectual Property (other than off-the-shelf business productivity software that is the subject of a shrink wrap or click wrap software license agreement (“Desktop Software”)) to or from the Company. The Company has delivered or made available to Buyer prior to the execution of this Agreement true, complete and correct copies of all licenses of Company IP both to and from the Company and its Subsidiaries, except Desktop Software.

          (c) The Company IP set forth on Section 2.11(b) of the Company Disclosure Letter constitutes all of the Intellectual Property used by and necessary for the Company and its Subsidiaries to operate their respective business as currently conducted and currently proposed to be conducted. The Company or its Subsidiaries owns all legal and beneficial right, title and interests in the Company IP, and the Company or its Subsidiaries has the valid, sole and exclusive right to use, assign, transfer and license all such Company IP for the life thereof for any purpose, free from (i) any Liens, and (ii) any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever.

          (d) All patent, trademark, service mark, copyright, patent and domain name registrations or applications set forth on Section 2.11(b) of the Company Disclosure Letter are in full force and effect and have not been abandoned, dedicated, disclaimed or allowed to lapse for non-payment of fees or taxes or for any other reason.

          (e) None of the Company IP owned by the Company or its Subsidiaries has been declared or adjudicated invalid, null or void, unpatentable or unregistrable in any judicial or administrative proceeding. To the Knowledge of the Company, none of the Company IP used (but not owned) by the Company or its Subsidiaries has been declared or adjudicated invalid, null or void, unpatentable or unregistrable in any judicial or administrative proceeding.

          (f) Neither the Company nor its Subsidiaries has received any written notices of, or has Knowledge of, any infringement or misappropriation by or of, or conflict with, any third party with respect to the Company IP or Intellectual Property owned by any third party. Neither the Company nor its Subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party. The operation of the Company and its Subsidiaries does not, as currently conducted and currently proposed to be conducted, infringe, misappropriate or otherwise violate or conflict with the Intellectual Property of any third party.

          (g) The transactions contemplated by this Agreement will not affect the right, title and interest of the Company or its Subsidiaries in and to the Company IP, and each of the Company and its Subsidiaries has taken all necessary action to maintain and protect the Company IP set forth on Section 2.11(b) of the Company Disclosure Letter and, until the Effective Time, will continue to maintain and protect such Company IP so as to not materially adversely affect the validity or enforceability of such Company IP.

          (h) To the Knowledge of the Company, no officer, employee or director or the Company or its Subsidiaries is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with the performance of such person’s duties as an officer, employee or director of the Company or its Subsidiaries, the use of such person’s best efforts to promote the interests of the Company and its Subsidiaries or the Company’s or its Subsidiary’s business as conducted or as currently proposed to be conducted by the Company and its Subsidiaries. No prior employer of any current or former employee of the Company or its Subsidiaries has any right, title or interest in the Company IP and to the Knowledge of the Company, no person or entity has any right, title or interest in any Company IP. It is not and will not be with respect to the business as currently proposed to be conducted necessary for the Company or its Subsidiaries to use any inventions of any of its employees made prior to their employment by the Company or its Subsidiaries.

          Section 2.12 Material Agreements.

          (a) Section 2.12 of the Company Disclosure Letter sets forth a true, correct and complete list of the following agreements (whether written or oral and including all amendments thereto) to which the Company or its Subsidiaries is a party or a beneficiary or by which the Company or its Subsidiaries or any of their respective assets are bound (collectively, the “Material Agreements”):

          (i) any real estate leases;

          (ii) any other agreement for the provision of services by the Company or its Subsidiaries that have accounted for revenues of more than $5,000.00 per annum during any month since the Balance Sheet Date;

          (iii) any agreement creating, evidencing, securing, assuming, guaranteeing or otherwise relating to any debt for which the Company or its Subsidiaries is liable or under which it has imposed (or may impose) a Lien on any of the assets, tangible or intangible, of the Company or its Subsidiaries;

          (iv) any capital or operating leases or conditional sales agreements relating to personal property of the Company or its Subsidiaries;

          (v) any supply or manufacturing agreements or arrangements pursuant to which the Company or its Subsidiaries is entitled or obligated to acquire any assets from a third party with a fair market value in excess of $5,000;

          (vi) any insurance policies;

          (vii) any employment, consulting, noncompetition, or separation agreements or arrangements;

          (viii) any agreement with or for the benefit of any Shareholders , officer, director or employee of the Company, or any Affiliate of the Company, or any Person controlled by such individual or family member thereof;

          (ix) any license to which the Company or its Subsidiaries is a party;

          (x) any agreement in which the Company or its Subsidiaries has granted rights to license, sublicense or copy, “most favored nation” pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (xi) any written arrangement establishing a partnership or joint venture;

          (xii) a list of all parties to any written arrangement concerning confidentiality, non-disclosure or noncompetition;

          (xiii) any written arrangement under which the consequences of a default or termination could have a Material Adverse Effect on the Company; and

          (xiv) any other agreement or arrangement pursuant to which the Company or its Subsidiaries could be required to make or entitled to receive aggregate payments in excess of $5,000.00 or entered into outside of the ordinary course of business.

     For purposes of this Agreement, “Affiliate” means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, any Person.

          (b) The Company has delivered to or made available to Buyer a true, correct and complete copy of each Material Agreement and a written summary of each oral Material Agreement. With respect to each Material Agreement:

          (i) each Material Agreement is legal, valid, binding and enforceable and in full force and effect with respect to the Company or its Subsidiaries and, to the Knowledge of the Company, the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought);

          (ii) each Material Agreement will continue to be legal, valid, binding and enforceable and in full force and effect against the Company, and to the Knowledge of the Company against each other party thereto, immediately following the Closing in accordance with the terms thereof (in each case except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought) as in effect prior to the Closing; and

          (iii) neither the Company nor its Subsidiaries is in breach or default, and, to the Knowledge of the Company, no other party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement.

          Section 2.13 Insurance.

          (a) Section 2.13 of the Company Disclosure Letter sets forth a true, correct and complete list of each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. Section 2.13 of the Company Disclosure Letter sets forth a true, correct and complete list of each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect following the Closing.

          (b) The Company is not in breach or default, and does not anticipate being in breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and the Company has not received any written notice or, to the Knowledge of the Company, oral notice, from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

          Section 2.14 Litigation.

          (a) There are no claims, actions, suits, proceedings or investigations of any nature pending or, to the Knowledge of the Company, threatened against the Company or any properties or rights of the Company, before any court, administrative, governmental or regulatory authority or body. The Company is not subject to any order, judgment, injunction or decree.

          (b) There are no agreements or other documents or instruments settling any material claim, complaint, action, suit or other proceeding against the Company.

          Section 2.15 Employees.

          (a) Set forth on Section 2.15(a) of the Company Disclosure Letter is a true, correct and complete list of all current employees of Company and its Subsidiaries, including date of employment, current title and compensation (including commissions, bonus and other compensation), and date and amount of last increase in compensation. None of the Company’s employees are members of a labor union. The Company is not a party to any collective bargaining, union or labor agreements, contracts or other arrangements with any group of employees, labor union or employee representative and to the Knowledge of the Company, there is no organization effort currently being made by or on behalf of any labor union with respect to employees of the Company or its Subsidiaries. The Company has not experienced, and to the Knowledge of the Company, there is no basis for, any strike, grievances, claims of unfair labor practices, material labor trouble, work stoppage, slow down or other interference with or impairment of the business of Company.

          (b) To the Knowledge of the Company, no employee has any plans to terminate employment with the Company within six months of the date hereof.

          (c) The Company is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, or health, fair employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice. There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no proceedings pending or, to the Knowledge of the Company, threatened, between the Company and its employees.

          (d) Section 2.15(a) of the Company Disclosure Letter sets forth a true, correct and complete list of Persons whose employment has been terminated by the Company in the 90 days prior to Closing.

          Section 2.16 Employee Benefits.

          (a) Neither the Company, its Subsidiaries nor any predecessor in interest thereof has maintained, or currently maintains, any Employee Benefit Plan. At no time has the Company, its Subsidiaries or any ERISA Affiliate been obligated to contribute to any “multi-employer plan” (as defined in Section 4001(a)(3) of ERISA). Neither the Company, its Subsidiaries nor any predecessor in interest thereof has any liabilities or obligations with respect to any Employee Benefit Plan.

          (b) Section 2.16(b) of the Company Disclosure Letter discloses each: (i) agreement with any director, executive officer or other key employee of the Company or its Subsidiaries, including (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company or its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) or included in the determination of such person’s “parachute payment” under Section 280G(b)(1) of the Code; and (iii) agreement or plan binding the Company or its Subsidiaries, including any option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (c) For purposes of this Agreement:

          (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, options, or other forms of incentive compensation or post-retirement compensation; and

          (ii) “ERISA Affiliate” means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or its Subsidiaries.

          Section 2.17 Permits. Section 2.17 of the Company Disclosure Letter sets forth a true, correct and complete list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including those issued or required under applicable export laws or regulations) (“Permits”) issued to or held by the Company and its subsidiaries. Such listed Permits are the only Permits that are required for the Company and its subsidiaries to conduct their business as presently conducted. Each such Permit is in full force and effect and to the Knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

          Section 2.18 Broker’s Fees. Neither the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

          Section 2.19 Books and Records.

          (a) The books, records and accounts of the Company (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company, and (d) accurately and fairly reflect the basis for the Financial Statements.

          (b) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          Section 2.20 Banking Relationships and Investments. Section 2.20 of the Company Disclosure Letter sets forth sets forth a true, correct and complete list of all banks and financial institutions in which the Company has an account, deposit, safe-deposit box or borrowing relationship, factoring arrangement or other loan facility or relationship, including the names of all persons authorized to draw on those accounts or deposits, or to borrow under loan facilities, or to obtain access to such boxes. Section 2.20 of the Company Disclosure Letter sets forth a true, correct and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company (the “Investments”). The Company has good and legal title to all Investments.

          Section 2.21 Disclosure. No representation or warranty by the Company contained in this Agreement, including any statement contained in the Company Disclosure Letter or any document delivered in connection herewith, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE III
Representations and Warranties of Buyer and Buyer Sub

          Except as set forth in the Buyer Disclosure Letter attached to this Agreement (the “Buyer Disclosure Letter”), Buyer and Buyer Sub, jointly and severally, represent and warrant to the Company and the Shareholders as follows:

          Section 3.1 Organization, Qualification and Corporation Power. Each of Buyer and Buyer Sub as of the Effective Time (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted and proposed to be conducted, and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each other jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except in the case of clause (b) for failures which, when taken together with all other such failures, would not have a Material Adverse Effect on Buyer. Buyer Sub is a wholly owned Subsidiary of Buyer.

          Section 3.2 Authority Relative to this Agreement. As of the Effective Time each of Buyer and Buyer Sub has the necessary corporate power and authority to enter into this Agreement and, subject to the filing of the Articles of Merger and Certificate of Merger, to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and Buyer Sub and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Buyer Sub and, subject to the filing of the filing of the Articles of Merger and Certificate of Merger, no other corporate proceeding is necessary for the execution and delivery of this Agreement by Buyer and Buyer Sub, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated hereby. As of the Effective Time this Agreement has been duly executed and delivered by Buyer and Buyer Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company and the Shareholders , constitutes a legal, valid and binding obligation of each of Buyer and Buyer Sub, enforceable against each in accordance with its terms, except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereinafter in effect, affecting creditors’ rights generally, and (b) the general principles of equity (regardless of whether enforceability is considered at a proceeding at Law or in equity).

          Section 3.3 No Conflict; Required Filings and Consents.

          (a) The execution and delivery of this Agreement by each of Buyer and Buyer Sub do not, and the consummation by each of them of the transactions contemplated hereby will not, (i) conflict with or violate any Law, court order, judgment or decree applicable to Buyer or Buyer Sub or by which any of their respective property is bound, (ii) violate or conflict with the certificate of incorporation or bylaws (or comparable organizational documents) of either Buyer or Buyer Sub, or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time of both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a Lien on any of the properties or assets of Buyer or any of its Subsidiaries pursuant to, any contract, instrument, Permit or license to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or their respective property is bound, except in the case of clauses (i) and (iii) for conflicts, violations, breaches or defaults which, individually or in the aggregate, would not have or result in a Material Adverse Effect on Buyer.

          (b) Except for the filing of the Articles of Merger and Certificate of Merger, and applicable requirements, if any, under “takeover” or “blue sky” Laws of various states, neither Buyer nor Buyer Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby the failure of which to submit would, individually or in the aggregate, have or result in a Material Adverse Effect on Buyer. No waiver, consent, approval or authorization of any Governmental Entity or any third party is required to be obtained or made by Buyer or Buyer Sub in connection with its execution, delivery or performance of this Agreement the failure of which to obtain or make, individually or in the aggregate, would have or result in a Material Adverse Effect on Buyer.

          Section 3.4 Broker’s Fees. Neither Buyer nor Buyer Sub has any liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder or agent with respect to the transactions contemplated by this Agreement.

          Section 3.5 Disclosure. No representation or warranty by Buyer or Buyer Sub contained in this Agreement, including any statement contained in the Buyer Disclosure Letter or any document delivered in connection herewith, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE IV
Conditions of Merger

          Section 4.1 Conditions to Obligations of Buyer and Buyer Sub to Effect the Merger. The obligations of Buyer and Buyer Sub to effect the Merger will be subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) Representations and Warranties. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct as of such date). Those representations and warranties of the Company set forth in this Agreement which are not so qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct in all material respects as of such date). Buyer shall receive a certificate to such effect executed by the Company’s Chief Executive Officer.

          (b) Agreements and Covenants. The Company shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of the Company and the Shareholders required to be performed or complied with by it under this Agreement. The Buyer shall receive a certificate to such effect executed by the Company’s Chief Executive Officer.

          (c) Certificate of Secretary. Buyer will have received from the corporate secretary of the Company a certificate (i) certifying the Company Articles of Incorporation, (ii) certifying the bylaws of the Company, (iii) certifying the resolutions of the board of directors of the Company, (vi) certifying the resolutions of the stockholders of the Company and (v) attesting to the incumbency of the officers of the Company.

          (d) Required Consents. Any consent, authorization, order or approval of (or filing or registration with) any third party identified by Buyer on Schedule 5.1(d) will have been obtained or made.

          (e) Legal Opinion. Buyer will have received an opinion, dated the Closing Date, of counsel to the Company, in substantially the form of Exhibit D attached hereto.

          (f) Acquisition Notes. Buyer will have received countersigned copies of the Acquisition Notes, acknowledging receipt thereof, which Acquisition Notes provide for the payment of the obligations thereunder, provided, however, that certain of the Acquisition Notes and the obligations of the Company and payments owed thereunder shall terminate in the event the Company fails to successfully transfer those certain CLEC licenses to the Buyer Sub by the maturity date of the Acquisition Notes.

          (g) Closing Balance Sheet and Income Statement. Buyer will have received from the Company, a projected closing balance sheet and income statement, dated as of the Closing Date, attached hereto as Exhibit E.

          Section 4.2 Conditions to Obligations of the Company and the Shareholders to Effect the Merger. The obligations of the Company and the Shareholders to effect the Merger will be further subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

          (a) Representations and Warranties. Those representations and warranties of Buyer and Buyer Sub set forth in this Agreement which are qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations will be true and correct as of such date). Those representations and warranties of Buyer and Buyer Sub set forth in this Agreement which are not so qualified by materiality or a Material Adverse Effect or words of similar effect will be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date in which case such representations and warranties will be true and correct in all material respects as of such date). The Company shall receive a certificate to such effect executed by the Buyer’s Chief Executive Officer.

          (b) Agreements and Covenants. Buyer and Buyer Sub shall have performed in all material respects all obligations and complied in all material respects with all agreements and covenants of Buyer and Buyer Sub required to be performed or complied with by them under this Agreement. The Company shall receive a certificate to such effect executed by the Buyer’s Chief Executive Officer.

          (c) Certificate of Secretary. The Company will have received from the corporate secretary of each of Buyer and Buyer Sub a certificate (i) certifying Buyer’s and Buyer Sub’s Certificate of Incorporation and Articles of Incorporation, respectively, (ii) certifying the bylaws of Buyer and Buyer Sub, (iii) certifying the resolutions of the board of directors of Buyer and Buyer Sub, and (iv) certifying the resolutions of the stockholder of Buyer Sub.

ARTICLE V
Further Assurances and Covenants

          Section 5.1 Audited Financial Statements. At the sole cost and expense of the Surviving Corporation, promptly after the Effective Time, a qualified certified public accountant shall be provided with access to the Books and Records and financial information of the Company and shall prepare an audited balance sheet dated as of December 31, 2003 and income statement and statement of cash flows for the year then ended within sixty (60) days of the Effective Time (the “Audited Financial Statements”). The Audited Financial Statements shall (a) be prepared in accordance with the books and records of the Company, (b) fairly present the financial condition of the Company at the date therein indicated and the results of operation for the period therein specified and (c) have been prepared in accordance with GAAP.

          Section 5.2 Non-Competition and Other Covenants.

          (a) Agreement Not to Compete. For a period of two (2) years after the Closing Date neither Glenn Hughes nor Loretta Hughes shall be engaged or interested in any business which competes directly with the business of the Company as is currently conducted, or in those states in which the Company or its affiliates has specific plans to conduct business and Stockholders have knowledge of such plans at, or prior to the Closing. Each of the Stockholders shall be deemed to be interested in a business if he or she is engaged or interested in that business as a stockholder, director, officer, employee, salesman, sales representative, agent, partner, individual proprietor, consultant or otherwise, but not if such interest is limited solely to ownership of 2% or less of the equity or debt securities of any class of a corporation whose shares are listed for trading on a national securities exchange or traded in the over the counter market.

          (b) Non-solicitation. For a period of two (2) years after the Closing Date, neither Glenn Hughes nor Loretta Hughes shall, directly or indirectly, (a) cause or attempt to cause any customer, client, account or vendor, or prospective customer, client, account or vendor to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Company, or (b) divert, solicit or employ, or attempt to divert, solicit or employ, any employees of the Company. For purposes of this Section 5.2, a prospective customer, client, account or vendor shall mean any customer, client, account or vendor that Glenn Hughes or Loretta Hughes was involved with or had knowledge of in his or her position with the Company for the twelve month period prior to the Closing Date.

          (c) Necessary and Reasonable. Glenn Hughes and Loretta Hughes agree that the covenants provided for in Section 5.2 hereof are necessary and reasonable in order to protect the Company in the conduct of its business, to protect the trade secrets and other proprietary information of the Company and to protect the Company in the utilization of the assets, tangible and intangible, including the goodwill of the Company.

          Section 5.3 Adjustments to the Principal Balance of the Acquisition Notes.

          (a) Reductions in Principal Balance of the Acquisition Notes. All liability, debt and obligations existing as of the Closing Date, including, but not limited to any liabilities reflected on the Company Balance Sheet, any and all Company debt, liability or obligations accrued since the Balance Sheet Date in the ordinary course of business, whether due or to become due and any and all charges appearing on any outstanding billing statements of the Company Visa Card and Company American Express Cards guaranteed by Glenn Hughes (“Company Credit Cards”) (including billing statements received within sixty (60) days of the Closing), shall be paid by the Shareholders to the Surviving Corporation through the reduction of the principal balance of the Acquisition Notes, as provided therein.

          (b) Increases in Principal Balance of the Acquisition Notes. As provided in the Acquisition Notes, the principal balance of the Acquisition Notes will be adjusted to account for any credits posted to the Company accounts or Company Credit Cards within sixty (60) days of the Closing, provided, that such credits pertain to debts, liabilities or obligations incurred by the Company prior to the Closing Date.

          Section 5.4 CLEC License. The Surviving Corporation agrees to assume all reporting requirements and all other obligations arising under the CLEC license identified on Schedule 1 hereto (“CLEC License”), irrespective of the ability of the Company or the Stockholders to effectively transfer the CLEC License to the Surviving Corporation. Nothing herein shall restrict the Surviving Corporation’s ability to abandon the CLEC License, which decision may be made in the Surviving Corporation’s sole discretion. Glenn Hughes shall use his best efforts to make himself available to assist the Surviving Corporation with any and all reporting requirements and obligations arising under the CLEC License and any efforts by the Surviving Corporation to abandon the CLEC License.

ARTICLE VI
Survival and Indemnification

          Section 6.1 Survival of Representations. All representations, warranties and covenants of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the other parties to this Agreement, until the earlier of the termination of this Agreement or two (2) years after the Closing Date (the “Survival Period”), whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period). The parties’ post-closing remedies for a breach are not limited by the pre-closing discovery of a breach.

          Section 6.2 Indemnification of Buyer and Buyer Sub. Subject to the limitations set forth in this Section 6.2, the Company and the Shareholders agree to jointly and severally indemnify and hold harmless Buyer, Buyer Sub and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquirer within the meaning of the Securities Act (hereinafter referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as “Damages”):

          (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by the Company and Shareholders in this Agreement or any certificate, document or instrument delivered by or on behalf of the Company and Shareholders pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties of the Company and Shareholders under this Agreement after the date hereof if the Company and Shareholders have advised Buyer and Buyer Sub of such changes in an update to the Company’s Disclosure Letter delivered prior to the Closing and Buyer and Buyer Sub have nonetheless proceeded with the Closing); or

          (b) Resulting from any failure of the Shareholders to have good, valid and marketable title to the issued and outstanding Company Stock held by the Shareholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, or to have full right, capacity and authority to vote such Company Stock in favor of the Merger and the other transactions contemplated by the Merger Agreement.

          Section 6.3 Indemnification of Stockholder and Company. Subject to the limitations set forth in this ARTICLE VI, the Buyer and Buyer Sub agree to jointly and severally indemnify and hold harmless the Stockholders and their respective heirs, successors and assigns, and the Company and its officers, directors, agents and employees, from and against any and all Damages:

          (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by the Buyer or Buyer Sub in this Agreement or any certificate, document or instrument delivered by or on behalf of the Buyer or Buyer Sub pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties of the Buyer or Buyer Sub under this Agreement after the date hereof if the Buyer or Buyer Sub has advised the Stockholders and Company of such changes in an update to the Buyer Disclosure Letter delivered prior to the Closing and the Stockholders and Company have nonetheless proceeded with the Closing); or

          (b) Resulting from any breach of any covenant, agreement or obligation of Buyer or Buyer Sub in this Agreement or any certificate, document or instrument delivered by or on behalf of the Buyer and Buyer Sub hereto (except where the breach has resulted from an act or omission of the Company or the Stockholders before the Closing).

ARTICLE VII
General and Miscellaneous Provisions

          Section 7.1 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by overnight courier, (b) on the third Business Day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), or (c) when successfully transmitted by facsimile (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), and, in each case to the parties at the following addresses or facsimile number (or at such other address for a party as will be specified by like notice, except that notices of changes of address will be effective upon receipt):

          (a) If to Buyer or Buyer Sub:

DFW Internet Services, Inc.
c/o Mobilepro Corp.
6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
Attention:     Jay O. Wright, CEO
Facsimile:     (301) 315-9027

          With a copy (which will not constitute notice) to:

Schiff Hardin LLP
1101 Connecticut Ave., N.W., Suite 600
Washington, D.C. 20036
Attention:     Ernest M. Stern, Esq.
Facsimile:     (202) 778-6460

          (b)  If to the Company (prior to the Closing Date) or to the Stockholders:

Internet Express, Inc.
365 W. Roundbunch
Bridge City, Texas 77612
Attention:     President
Facsimile:     (409) 735-3234

          With a copy (which will not constitute notice) to Tommy Gunn:

202 Border Street
Orange, Texas 77630
Attention:     Tommy Gunn, Attorney at Law
Facsimile:     (409) 882-0613

     For purposes of this Agreement, a “Business Day” shall mean any day that is not a Saturday, a Sunday or other day on which banking organizations in Washington, D.C. are authorized or required by law to close.

          Section 7.2 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees, costs and expenses.

          Section 7.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          Section 7.4 Entire Agreement. This Agreement and the schedules and exhibits attached hereto, constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          Section 7.5 Public Announcements. Buyer and the Company will consult with each other before holding any press conferences, analyst calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, including the Merger. The parties will provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, including the Merger, and will not issue any such press release or other public announcement or statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement will be mutually agreed upon prior to the issuance thereof. In addition, the Company will, and will cause its Subsidiaries to consult with Buyer regarding communications with customers, stockholders and employees relating to the transactions contemplated by this Agreement.

          Section 7.6 No Third-Party Beneficiaries. Except for the parties hereto, this Agreement is not intended to confer upon any other Person any rights or remedies hereunder.

          Section 7.7 Assignment. This Agreement will not be assigned by operation of Law or otherwise, except that Buyer and Buyer Sub may assign all or any of their rights hereunder to any Affiliate of Buyer; provided, however, that no such assignment will relieve the assigning party of its obligations hereunder. This Agreement will be binding upon, and will be enforceable by and inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 7.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

          Section 7.9 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

          Section 7.10 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or an Delaware state court.

          Section 7.11 Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be understood to be followed by the words “without limitation.”

          Section 7.12 Construction. In the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

          Section 7.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which will constitute one and the same agreement.

          Section 7.14 Confidentiality. The Company and Buyer each recognize that they have received and will receive confidential information concerning the other during the course of the Merger negotiations and preparations. Accordingly, the Company and Buyer each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law.

*      *      *

     IN WITNESS WHEREOF, Buyer, Buyer Sub, the Company and the Shareholders have executed this Agreement as of the date first written above.

DFW INTERNET SERVICES, INC.

By:	/s/ Jay O. Wright

Name:	Jay O. Wright
Title:	CEO

DFW INTERNET ACQUISITION CORP.

By:	/s/ Jay O. Wright

Name: Title:	Jay O. Wright CEO

INTERNET EXPRESS, INC.

By:	/s/ J. Glenn Hughes

Name:	J. Glenn Hughes
Title:	President

SHAREHOLDERS:

/s/ J. Glenn Hughes

J. GLENN HUGHES

/s/ Loretta Hughes

LORETTA HUGHES

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Amended and Restated Articles of Incorporation

A-1

EXHIBIT B

Amended and Restated Bylaws

B-1

EXHIBIT C

Acquisition Notes

C-1

EXHIBIT D

Legal Opinion

D-1

EXHIBIT E

Projected Closing Balance Sheet

E-1